Exhibit 32.1

Statement of Chief Executive Officer

Pursuant to 18 U.S.C. Sec 1350, as created by Section 906 of the
Sarbanes-Oxley Act of 2002, the undersigned Chief Executive Officer of San Diego Gas & Electric (the "Company") certifies that:

(i)	the Annual Report on Form 10-K of the Company filed with
the Securities and Exchange Commission for the year ended
December 31, 2003 (the "Annual Report") fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)	the information contained in the Annual Report fairly
presents, in all material respects, the financial condition and results of operations of the Company.



February 24, 2004
                                             /S/ EDWIN A. GUILES
                                           ______________________
                                             Edwin A. Guiles
                                             Chief Executive Officer